UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2008
IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 0H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

T.J. (Tim) Hearn, currently chairman and chief executive officer of Imperial Oil Limited, has announced his intention to retire as director, chairman and chief executive officer of Imperial Oil Limited effective March 31, 2008. The Board of Directors of Imperial Oil Limited has appointed B.H. (Bruce) March, currently director and president of Imperial Oil Limited, to succeed Mr. Hearn as chairman, president and chief executive officer effective April 1, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

	99.1	News release of Imperial Oil Limited announcing that T.J. (Tim) Hearn, currently chairman and chief executive officer of Imperial Oil Limited, has announced his intention to retire effective March 31, 2008 and that the Board of Directors of Imperial Oil Limited has appointed B.H. (Bruce) March, currently president of Imperial Oil Limited, to succeed Mr. Hearn as chairman, president and chief executive officer effective April 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: February 20, 2008	By:	/s/ Brian Livingston
		Name:	Brian Livingston
		Title:	Vice-President, General Counsel and Corporate Secretary

	By:	/s/ Brent Latimer
		Name:	Brent Latimer
		Title:	Assistant Secretary